EXHIBIT 16

KAUFMAN ROSSIN & CO.

Professional Association

Certified Public Accountants

2699 S. Bayshore Drive

Miami, FL 33133

305-858-5600

305-856-3284 Fax

June 21, 2004

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC 20549

RE:

LoyaltyPoint, Inc.

File No. 0-21235

We have read the statements that LoyaltyPoint, Inc. included under Item 4 of the Form 8-K report filed on June 18, 2004 regarding the recent change of auditors.  We agree with such statements made regarding our firm.  We have no basis to agree or disagree with other statements made under Item 4.

Sincerely,

/s/  Kaufman, Rossin & Co.

Kaufman, Rossin & Co.